EXHIBIT 99.1

PAB Bankshares, Inc. Announces Suspension of Quarterly Dividend

VALDOSTA, Ga., Aug. 28, 2008 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the parent company of The Park Avenue Bank, today announced that it will not declare a dividend on its common stock for the third quarter of 2008. "While our subsidiary bank is well capitalized, and we continue to serve the financial needs of our communities, given the uncertainties in the economy and the decline in our earnings, we are suspending our quarterly dividend until our earnings improve," stated President and CEO M. Burke Welsh, Jr.

About PAB

The Company is a $1.2 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank currently operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

CONTACT:  PAB Bankshares Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President
           & Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com